Exhibit 3.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:27 PM 03/26/2007
FILED 03:17 PM 03/26/2007
SRV 070360586 - 4324016

CERTIFICATE OF INCORPORATION
OF
INTERNET MEDIA SERVICES, INC.

ARTICLE 1 – NAME.  The name of this Corporation is Internet Media Services, Inc.

ARTICLE 2 – REGISTERED OFFICE AND REGISTERED AGENT.  The registered office in the State of Delaware is to be located at 9 East Loockerman Street, Suite 3A, in the city of Dover, County of Kent, Zip Code 19901.  The registered agent in charge thereof is Spiegel & Utrera, P.A.

ARTICLE 3 – PURPOSE.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporations Law of Delaware.

ARTICLE 4 – CORPORATE CAPITIALIZATION.  The amount of the total stock of this corporation is authorized to issue is 3,000 shares with a par value of $5.00 per share.  All holders of shares of common stock shall be identical with each other in every respect.

ARTICLE 5 – INCORPORATOR.  The name and mailing address of the incorporator is Elsie Sanchez, 9 East Loockerman Street, Suite 3A, Dover, Delaware 19901.

ARTICLE 6 – INDEMNIFICATION.  The corporation shall have the power to indemnify any person to the full extent permitted by Title 8, section 145 of the Delaware code.  A copy of the Indemnification Agreement, if any, is on file at the principal office of the Corporation.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 26 March 2007.

/s/ Elise Sanchez
Elsie Sanchez, Incorporator

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation  organized  and  existing  under  and  by  virtue  of  the  General

Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of Internet Media Services, Inc. resolutions  were  duly  adopted  setting  forth  a  proposed  amendment  of  the Certificate of   Incorporation  of  said  corporation,  declaring  said  amendment  to be advisable and calling a  meeting of the stockholders of said corporation for consideration thereof.The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four (4)” so that, as amended, said Article shall be and read as follows:

The amount of the total preferred stock of this corporation is authorized to issue is 10,000,000 shares with a par value of $.001 per share.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 8th day of April, 2010

By:/s/ Raymond Meyers
Authorized Officer

Title: President

Name: Raymond Meyers
Print or Type

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation  organized  and  existing  under  and  by  virtue  of  the  General

Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of Internet Media Services, Inc. resolutions  were  duly  adopted  setting  forth  a  proposed  amendment  of  the Certificate of   Incorporation  of  said  corporation,  declaring  said  amendment  to be advisable and calling a  meeting of the stockholders of said corporation for consideration thereof.The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four (4)” so that, as amended, said Article shall be and read as follows:

The amount of the total stock of this corporation is authorized to issue is 25,000,000 shares with a par value of $.001 per share. All holders of shares of common stock shall be identical with each other in every aspect.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of
Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 23rd day of September, 2009.

By:/s/ Raymond Meyers
Authorized Officer

Title: President

Name: Raymond Meyers Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00AM 09/24/2009
FILED 10:00 AM 09/24/2009
SRV 090881204 - 4324016 FILE